                                                                      EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          ___________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ________________________

                                 CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                             13-5266470
                                             (I.R.S. employer
                                             identification no.)

399 Park Avenue, New York, New York          10043
(Address of principal executive office)      (Zip Code)

                            _______________________

                                  Ashland Inc.
              (Exact name of obligor as specified in its charter)

Kentucky                                     61-0122250
(State or other jurisdiction of              (I.R.S. employer
incorporation or organization)               identification no.)


50 E. RiverCenter Boulevard
Covington, Kentucky                          41002
(Address of principal executive              (Zip Code)
offices)

                           _________________________

                                Debt Securities
                      (Title of the indenture securities)

                                                                               3
Item 1. General Information.

             Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

     Name                                    Address
     ----                                    -------
     Comptroller of the Currency             Washington, D.C.

     Federal Reserve Bank of New York        New York, NY
     33 Liberty Street
     New York, NY

     Federal Deposit Insurance Corporation   Washington, D.C.

        (b)  Whether it is authorized to exercise corporate trust powers.

             Yes.

Item 2. Affiliations with Obligor.

             If the obligor is an affiliate of the trustee, describe each such affiliation.

             None.

Item 16.     List of Exhibits.

             List below all exhibits filed as a part of this Statement of Eligibility.

             Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

             Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

             Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).



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                                                                               4


          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.

          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 1998 - attached)

          Exhibit 8 -  Not applicable.

          Exhibit 9 -  Not applicable.

                               __________________


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 12th day of January, 1999.



                                      CITIBANK, N.A.

                                      By  /s/ Nancy Forte
                                          ---------------
                                          Nancy Forte
                                          Trust Officer

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF

Citibank, N.A.

of New York in the State of New York, at the close of business on September 30, 1998, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                    ASSETS

                                                                    Thousands
                                                                    of dollars
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin........... $  8,336,000
  Interest-bearing balances......................................   14,937,000
  Held-to-maturity securities....................................            0
  Available-for-sale securities..................................   33,505,000
Federal funds sold and securities purchased under
  agreements to resell...........................................   11,948,000
Loans and lease financing receivables:
  Loans and Leases, net of unearned income....................... $174,282,000
  LESS: Allowance for loan and lease losses......................    4,631,000

  Loans and leases, net of un-earned income, allowance,
  and reserve....................................................  169,651,000
Trading assets...................................................   36,759,000
Premises and fixed assets (including capitalized leases).........    3,757,000
Other real estate owned..........................................      510,000
Investments in unconsolidated subsidiaries and
associated companies.............................................    1,252,000
Customers' liability to this bank on acceptances outstanding.....    1,611,000
Intangible assets................................................    2,965,000
Other assets.....................................................   10,891,000
                                                                  ------------
TOTAL ASSETS..................................................... $296,122,000
                                                                  ============

                                  LIABILITIES
Deposits:
  In domestic offices............................................  $ 38,517,000
    Noninterest-bearing..........................................    12,875,000
  Interest-bearing...............................................    25,642,000

In foreign offices, Edge and Agreement subsidiaries, and
 IBFs............................................................   162,357,000
    Noninterest-bearing..........................................    10,724,000
Interest-bearing.................................................   151,633,000

Federal funds purchased and securities sold under
 agreements to repurchase........................................     8,114,000
Trading liabilities..............................................    31,664,000
Other borrowed money (includes mortgage indebtedness and
 obligations under capitalized leases):
    With a remaining maturity of one year or less................    10,429,000
    With a remaining maturity of more than one year
     through three years.........................................     1,405,000
    With a remaining maturity of more than three years...........     2,160,000
Bank's liability on acceptances executed and outstanding.........     1,684,000
Subordinated notes and debentures................................     6,000,000
Other liabilities................................................    15,590,000
                                                                   ------------
TOTAL LIABILITIES                                                  $277,920,000
                                                                   ============
                                EQUITY CAPITAL

Perpetual preferred stock and related surplus....................             0
Common stock..................................................... $     751,000
Surplus..........................................................     7,771,000
Undivided profits and capital reserves...........................    10,629,000
Net unrealized holding gains (losses) on
 available-for-sale securities...................................      (245,000)
Cumulative foreign currency translation adjustments..............      (704,000)
                                                                  -------------
TOTAL EQUITY CAPITAL............................................. $  18,202,000
                                                                  -------------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND
  EQUITY CAPITAL................................................. $ 296,122,000
                                                                  =============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                       ROGER W. TRUPIN
                                       CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

PAUL J. COLLINS      )
JOHN S. REED         ) Directors
WILLIAM R. RHODES    )